As filed with the Securities and Exchange Commission on March 6, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________

SMITH & NEPHEW plc

(Exact Name of Registrant as Specified in Its Charter)

England & Wales	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Building 5, Croxley Park, Hatters Lane, Watford, Hertfordshire WD18 8YE, England

(Address of Principal Executive Offices)

The Smith & Nephew Global Share Plan 2020, as amended

(Full Title of the Plans)

______________________

Smith & Nephew, Inc.

150 Minuteman Road

Andover, MA 01810

(Name and Address of Agent For Service)

(978) 749-1000

  (Telephone Number, including area code, of agent for service)

 ______________________

Copies to:

John Meade, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Veronica Wissel, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4794

______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTORY STATEMENT

This Registration Statement on Form S-8 (the “Registration Statement”) is prepared to register the issuance of a maximum number of 5,000,000 Ordinary Shares represented by 2,500,000 American Depository Shares of Smith & Nephew plc, a public limited company incorporated under the laws of England and Wales (the “Registrant”) that are reserved for issuance upon exercise of options or settlement of awards under the Smith & Nephew Global Share Plan 2020, as amended (the “Plan”).

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, the Registrant is filing this Registration Statement with the U.S. Securities and Exchange Commission (the “Commission”) to register additional shares of the Registrant’s Common Shares for issuance under the Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on August 21, 2020 (File No. 333-248215) to the extent not superseded hereby.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I have been delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the Commission on March 6, 2023;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

(c)	the description of the Registrant’s Ordinary Shares and ADRs evidencing ADSs contained in the Registrant’s Registration Statement on Form F-6 (Registration No. 333-233881) filed with the Commission on September 23, 2019, including any amendments or reports filed for the purpose of updating such description.

All other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold and, to the extent designated therein, reports furnished to the Commission on Form 6-K, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents, except as to specific sections of such documents as set forth therein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	The Registrant’s Articles of Association.	20-F		1	March 7, 2021

4.3	Form of Fifth Amended and Restated Deposit Agreement, dated as of , 2019, among the Company, JPMorgan Chase Bank, N.A. as depositary, and holders and beneficial owners of ADRs issued thereunder.	F-6		99(A)	September 23, 2019

5.1	Opinion of Davis Polk & Wardwell London LLP.					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Registrant.					X

23.2	Consent of Davis Polk & Wardwell London LLP (included in Exhibit 5.1).					X

24	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	The Smith & Nephew Global Share Plan 2020, as amended.					X

107.1	Filing fee table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom on the 6th day of March, 2023.

SMITH & NEPHEW plc

/s/ Helen Barraclough
Helen Barraclough
Company Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Registrant do hereby constitute and appoint Helen Barraclough, Company Secretary, and Anne-Francoise Nesmes, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

	Chairman	March 6, 2023
Roberto Quarta

/s/ Deepak Nath	Chief Executive Officer	March 6, 2023
Deepak Nath	(Principal Executive Officer)

/s/ Anne-Francoise Nesmes	Chief Financial Officer	March 6, 2023
Anne-Francoise Nesmes	(Principal Financial and Accounting Officer)

/s/ Jo Hallas	Non-Executive Director	March 6, 2023
Jo Hallas

	Non-Executive Director	March 6, 2023
Katarzyna Mazur-Hofsaess

	Non-Executive Director	March 6, 2023
Erik Engstrom

/s/ Rick Medlock	Non-Executive Director	March 6, 2023
Rick Medlock

/s/ John Ma	Non-Executive Director	March 6, 2023
John Ma

/s/ Marc Owen	Non-Executive Director	March 6, 2023
Marc Owen

/s/ Angie Risley	Non-Executive Director	March 6, 2023
Angie Risley

/s/ Bob White	Non-Executive Director	March 6, 2023
Bob White

AUTHORIZED U.S. REPRESENTATIVE

/s/ Elizabeth M. Mitchell
Smith & Nephew plc

By: Elizabeth Mitchell, as duly authorized representative of Smith & Nephew plc in the United States

Date: March 6, 2023